Exhibit 99.1
Two North Riverside Plaza, Suite 2000, Chicago, Illinois 60606

Equity Commonwealth Files Preliminary Proxy in Connection with Proposed Plan of Sale and Dissolution of the Company
CHICAGO – September 19, 2024 - Equity Commonwealth (NYSE: EQC) (the “Company”) today announced that it has filed a preliminary proxy statement (the “Preliminary Proxy”) with the U.S. Securities and Exchange Commission (the “SEC”) related to a special shareholder meeting for the following purpose: (i) to consider and vote upon the Plan of Sale and Dissolution of the Company (the “Plan of Sale”), including the wind-down and complete liquidation of the Company, and the dissolution and termination of the Company, including the establishment of a Liquidating Entity (as defined in the Preliminary Proxy), and (ii) on an advisory, non-binding basis, to consider and vote upon compensation that may become payable by the Company to its named executive officers in connection with the Plan of Sale.

The Plan of Sale, which the Company’s Board of Trustees has determined is in the best interests of the Company and its shareholders, authorizes the Company to sell all of its remaining properties, wind-down the Company’s affairs and distribute the net proceeds to shareholders.

After receiving clearance from the SEC, the Company will file a definitive proxy statement (the “Definitive Proxy”), which will be sent to shareholders. The Definitive Proxy will contain details of the special shareholder meeting (the “Special Shareholder Meeting”), including the record date, the meeting date and how shareholders can participate in and vote at the meeting.

About Equity Commonwealth
Equity Commonwealth is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. EQC’s portfolio is comprised of four properties totaling 1.5 million square feet.

Regulation FD Disclosures
We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify forward-looking statements by the use of forward-looking terminology, including but not limited to, “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Additional Information and Where to Find It
This communication is not a substitute for the Definitive Proxy or any other document that the Company has filed or may file with the SEC or send to the Company’s shareholders in connection with the Special Shareholder Meeting. The Definitive Proxy and any such other document will be made available to the Company’s shareholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.eqcre.com or on the SEC’s website at www.sec.gov. Shareholders of the Company are urged to read the Definitive Proxy and any other relevant materials when they become available before making any voting or investment decision with respect to the proposed Plan of Sale because they will contain important information about the Company and the proposed Plan of Sale.

Participants in the Proxy Solicitation
The Company and its trustees and executive officers may be deemed to be participants in the solicitation of proxies of the Company shareholders in connection with the Special Shareholder Meeting. Shareholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s trustees and executive officers by reading the Preliminary Proxy and, when they become available, the Definitive Proxy and other relevant materials that will be filed with the SEC by the Company in connection with the Special Shareholder Meeting.

Contact:
Bill Griffiths
(312) 646-2801
ir@eqcre.com

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